EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Targeted Genetics Corporation Stock Incentive Plan of our report dated March 28, 2007 with respect to the consolidated financial statements of Targeted Genetics Corporation, incorporated by reference in its Registration Statement (Form S-8 No. 333-78523) and included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

June 8, 2007